Exhibit 99.1

IASIS Healthcare Announces Third Quarter 2008 Results

FRANKLIN, Tenn.--(BUSINESS WIRE)--IASIS Healthcare® LLC (“IASIS”) today announced financial and operating results for the fiscal third quarter and nine months ended June 30, 2008.

Net revenue for the third quarter totaled $532.6 million, an increase of 18.2%, compared to $450.7 million in the prior year quarter. Adjusted EBITDA for the third quarter totaled $69.3 million, an increase of 26.5%, compared to $54.8 million in the prior year quarter. A table describing adjusted EBITDA and reconciling net earnings from continuing operations to adjusted EBITDA is included in this press release in the attached Supplemental Consolidated Statements of Operations Information. Net earnings from continuing operations for the third quarter totaled $14.8 million, compared to $6.8 million in the prior year quarter.

IASIS’ net earnings from continuing operations for the prior year quarter include a loss on extinguishment of debt of $6.2 million associated with the refinancing of its senior secured credit facilities and $1.5 million in business interruption insurance recoveries received in connection with the final settlement of the insurance claim associated with the temporary closure and disruption of operations at The Medical Center of Southeast Texas, as a result of Hurricane Rita.

Admissions and adjusted admissions increased 8.1% and 8.9%, respectively, in the third quarter, compared to the prior year quarter. Net patient revenue per adjusted admission increased 5.9% in the third quarter, compared to the prior year quarter. Net patient revenue includes certain supplemental Medicaid reimbursement totaling $5.4 million for the third quarter, compared to $6.9 million in the prior year quarter. Excluding the impact of this supplemental Medicaid reimbursement, net patient revenue per adjusted admission for the third quarter increased 6.6%, compared to the prior year quarter.

On a same-facility basis, admissions and adjusted admissions increased 0.4% and 2.4%, respectively, in the third quarter, while net patient revenue per adjusted admission increased 4.9%, compared to the prior year quarter. Excluding the impact of supplemental Medicaid reimbursement, same-facility net patient revenue per adjusted admission for the third quarter increased 5.5%, compared to the prior year quarter.

In commenting on quarterly results, David R. White, chairman and chief executive officer of IASIS Healthcare, said, “Our uncompromising commitment to operational excellence, combined with the contributions of new and recently acquired hospital facilities, has led to another quarter of solid gains in volume, net revenue and adjusted EBITDA. We intend to continue our disciplined approach of investing capital in our facilities, recruiting physicians, and controlling expenses as we enable our hospitals to continuously enhance and expand the high-quality healthcare services they provide in their communities.”

Net revenue for the nine months ended June 30, 2008, totaled $1.6 billion, an increase of 19.8%, compared to $1.3 billion in the prior year period. Adjusted EBITDA for the nine months ended June 30, 2008, totaled $206.9 million, an increase of 20.6%, compared to $171.5 million in the prior year period. Net earnings from continuing operations for the nine months ended June 30, 2008, totaled $42.8 million, compared to $33.6 million in the prior year period.

Admissions and adjusted admissions increased 13.8% and 13.2%, respectively, during the nine months ended June 30, 2008, compared to the prior year period. Net patient revenue per adjusted admission for the nine month period increased 5.2%, compared to the prior year period. Net patient revenue includes certain supplemental Medicaid reimbursement totaling $8.7 million for the nine months ended June 30, 2008, compared to $22.4 million in the prior year period. Excluding the impact of this supplemental Medicaid reimbursement, net patient revenue per adjusted admission for the nine month period increased 6.9%, compared to the prior year period.

On a same-facility basis, admissions and adjusted admissions increased 2.2% and 2.9%, respectively, during the nine months ended June 30, 2008, while net patient revenue per adjusted admission increased 5.5%, compared to the prior year period. Excluding the impact of supplemental Medicaid reimbursement, same-facility net patient revenue per adjusted admission for the nine month period increased 7.2%, compared to the prior year period.

On March 25, 2008, IASIS announced that the lease agreements to operate Mesa General Hospital (“Mesa General”), located in Mesa, Arizona, and Biltmore Surgery Center (“Biltmore”), located in Phoenix, Arizona, would expire by their terms on July 31, 2008 and September 30, 2008, respectively. IASIS discontinued services at Mesa General on May 31, 2008, and Biltmore on April 30, 2008. The operating results of Mesa General and Biltmore are classified as discontinued operations in the accompanying consolidated financial statements for the quarters and nine months ended June 30, 2008 and 2007.

A listen-only simulcast and 30-day replay of IASIS’ third quarter conference call will be available by clicking the “For Investors” link on the Company’s website at www.iasishealthcare.com beginning at 11:00 a.m. Eastern Time on August 12, 2008. A copy of this press release will also be available on the Company’s website.

IASIS, located in Franklin, Tennessee, is a leading owner and operator of medium-sized acute care hospitals in high-growth urban and suburban markets. The Company operates its hospitals with a strong community focus by offering and developing healthcare services targeted to the needs of the markets it serves, promoting strong relationships with physicians and working with local managed care plans. IASIS owns or leases 15 acute care hospital facilities and one behavioral health hospital facility with a total of 2,644 beds in service and has total annual net revenue of approximately $2.0 billion. These hospital facilities are located in six regions: Salt Lake City, Utah; Phoenix, Arizona; Tampa-St. Petersburg, Florida; three cities in Texas, including San Antonio; Las Vegas, Nevada; and West Monroe, Louisiana. IASIS also owns and operates a Medicaid and Medicare managed health plan in Phoenix that serves over 132,000 members. For more information on IASIS, please visit the Company’s website at www.iasishealthcare.com.

Some of the statements we make in this press release are forward-looking within the meaning of the federal securities laws, which are intended to be covered by the safe harbors created thereby. Those forward-looking statements include all statements that are not historical statements of fact and those regarding our intent, belief or expectations including, but not limited to, future financial and operating results, the Company’s plans, objectives, expectations and other statements that are not historical facts. Forward-looking statements involve known and unknown risks and uncertainties that may cause actual results in future periods to differ materially from those anticipated in the forward-looking statements. Those risks and uncertainties include, among others, the risks and uncertainties related to our ability to generate sufficient cash to service our existing indebtedness, our substantial level of indebtedness that could adversely affect our financial condition, the possibility of an increase in interest rates, which would increase the cost of servicing our debt and could reduce profitability, our ability to retain and negotiate favorable contracts with managed care plans, changes in legislation and regulations that may significantly reduce government healthcare spending and our revenue and may require us to make changes to our operations, our hospitals’ competition for patients from other hospitals and healthcare providers, our hospitals facing a growth in bad debts resulting from increased self-pay volume and revenue, our ability to recruit and retain quality physicians, our hospitals’ competition for staffing which may increase our labor costs and reduce profitability, our failure to consistently enhance our hospitals with the most recent technological advances in diagnostic and surgical equipment that would adversely affect our ability to maintain and expand our markets, our failure to comply with extensive laws and government regulations, the possible enactment of legislation that would impose significant restrictions on hospitals that have physician owners, the potential of exposure to liability from some of our hospitals being required to submit to the Department of Health and Human Services information on their relationships with physicians, expenses incurred in connection with an appeal of the court order dismissing with prejudice the qui tam litigation, the possibility that we may become subject to federal and state investigations in the future, our ability to satisfy regulatory requirements with respect to our internal controls over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002, a failure of our information systems that would adversely affect our ability to properly manage our operations, an economic downturn or other material change in any one of the regions in which we operate, potential liabilities because of claims brought against our facilities, increasing insurance costs that may reduce our cash flows and net earnings, the impact of certain factors, including severe weather conditions and natural disasters, on our revenue and volume trends at our hospitals, our ability to control costs at Health Choice Arizona, Inc., the possibility of Health Choice’s contract with the AHCCCS being discontinued or experiencing materially reduced reimbursements, significant competition from other healthcare companies and state efforts to regulate the sale of not-for-profit hospitals that may affect our ability to acquire hospitals, difficulties with the integration of acquisitions that may disrupt our ongoing operations, difficulties with the opening of our new hospital that may require unanticipated start-up costs, the significant capital expenditures that would be involved in the construction of current projects or other new hospitals that could have an adverse effect on our liquidity, the rising costs for construction materials and labor that could have an adverse impact on the return on investment relating to our new hospital and other expansion projects, state efforts to regulate the construction or expansion of hospitals that could impair our ability to operate and expand our operations, our dependence on key personnel, the loss of one or more of which could have a material adverse effect on our business, potential responsibilities and costs under environmental laws that could lead to material expenditures or liability, the possibility of a decline in the fair value of our reporting units that could result in a material non-cash charge to earnings and those risks, uncertainties and other matters detailed in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2007, and other filings with the Securities and Exchange Commission.

Although we believe that the assumptions underlying the forward-looking statements contained in this press release are reasonable, any of these assumptions could prove to be inaccurate, and, therefore, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, you should not regard the inclusion of such information as a representation by the Company or any other person that our objectives and plans will be achieved. We undertake no obligation to publicly release any revisions to any forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

IASIS HEALTHCARE LLC Consolidated Statements of Operations (Unaudited) (in thousands)

	Quarter Ended June 30,		Nine Months Ended June 30,
	2008	2007	2008	2007
Net revenue:
Acute care revenue	$390,538	$337,347	$1,149,295	$963,872
Premium revenue	142,022	113,371	400,822	329,949
Total net revenue	532,560	450,718	1,550,117	1,293,821

Costs and expenses:
Salaries and benefits	159,689	140,583	475,323	388,939
Supplies	59,907	50,695	177,124	143,107
Medical claims	119,190	95,116	333,652	277,515
Other operating expenses	75,124	71,285	209,117	198,413
Provision for bad debts	40,032	32,267	120,839	94,843
Rentals and leases	9,277	7,479	27,198	22,959
Interest expense, net	17,616	17,203	58,460	50,153
Depreciation and amortization	24,704	19,196	71,143	53,163
Management fees	994	721	2,606	2,024
Loss on extinguishment of debt	–	6,229	–	6,229
Business interruption insurance recoveries	–	(1,525)	–	(3,443)
Total costs and expenses	506,533	439,249	1,475,462	1,233,902

Earnings from continuing operations before gain (loss) on disposal of assets, minority interests and income taxes	26,027	11,469	74,655	59,919
Gain (loss) on disposal of assets, net	(39)	70	20	(1,237)
Minority interests	(1,239)	(1,308)	(3,108)	(4,162)

Earnings from continuing operations before income taxes	24,749	10,231	71,567	54,520
Income tax expense	9,979	3,408	28,731	20,899

Net earnings from continuing operations	14,770	6,823	42,836	33,621
Earnings (loss) from discontinued operations, net of income taxes	(4,406)	(515)	(7,041)	225

Net earnings	$10,364	$6,308	$35,795	$33,846

IASIS HEALTHCARE LLC Consolidated Balance Sheets (in thousands)

	June 30, 2008	Sept. 30, 2007
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$1,334	$–
Accounts receivable, net	245,662	248,281
Inventories	46,062	43,697
Deferred income taxes	32,580	29,629
Prepaid expenses and other current assets	77,143	45,023
Total current assets	402,781	366,630

Property and equipment, net	989,272	980,437
Goodwill	779,445	756,593
Other intangible assets, net	33,750	36,000
Other assets, net	42,089	46,762
Total assets	$2,247,337	$2,186,422

LIABILITIES AND MEMBER’S EQUITY

Current liabilities:
Accounts payable	$70,070	$98,488
Salaries and benefits payable	38,348	40,124
Accrued interest payable	1,954	18,865
Medical claims payable	90,432	81,309
Other accrued expenses and other current liabilities	51,134	44,276
Current portion of long-term debt and capital lease obligations	6,854	8,036
Total current liabilities	258,792	291,098

Long-term debt and capital lease obligations	1,062,214	1,023,621
Deferred income taxes	94,619	93,402
Other long-term liabilities	51,611	50,831
Minority interests	52,851	35,956

Member’s equity	727,250	691,514
Total liabilities and member’s equity	$2,247,337	$2,186,422

IASIS HEALTHCARE LLC Consolidated Statements of Cash Flows (Unaudited) (in thousands)

	Nine Months Ended June 30,
	2008	2007
Cash flows from operating activities:
Net earnings	$35,795	$33,846
Adjustments to reconcile net earnings to net cash provided by operating activities:
Loss (earnings) from discontinued operations	7,041	(225)
Depreciation and amortization	71,143	53,163
Amortization of loan costs	2,173	2,227
Minority interests	3,108	4,162
Deferred income taxes	11,588	17,212
Loss (gain) on disposal of assets, net	(20)	1,237
Loss on extinguishment of debt	–	5,091
Changes in operating assets and liabilities, net of the effect of acquisitions and dispositions:
Accounts receivable, net	(967)	(30,961)
Inventories, prepaid expenses and other current assets	(34,117)	(11,280)
Accounts payable, other accrued expenses and other accrued liabilities	(36,449)	1,997
Net cash provided by operating activities – continuing operations	59,295	76,469
Net cash provided by (used in) operating activities – discontinued operations	(125)	2,570
Net cash provided by operating activities	59,170	79,039

Cash flows from investing activities:
Purchases of property and equipment, net	(87,705)	(149,894)
Cash paid for acquisitions, net	(16,668)	(139,832)
Proceeds from sale of assets	353	986
Change in other assets, net	2,869	4,085
Net cash used in investing activities – continuing operations	(101,151)	(284,655)
Net cash used in investing activities – discontinued operations	(899)	(601)
Net cash used in investing activities	(102,050)	(285,256)

Cash flows from financing activities:
Payment of debt and capital lease obligations	(304,587)	(610,804)
Proceeds from debt borrowings	337,200	740,300
Debt financing costs incurred	–	(7,890)
Distribution to parent for debt financing costs	–	(6,586)
Distribution of minority interests	(3,743)	(3,387)
Proceeds from sale of partnership interests, net	15,648	4
Net cash provided by financing activities – continuing operations	44,518	111,637
Net cash used in financing activities – discontinued operations	(304)	(359)
Net cash provided by financing activities	44,214	111,278

Change in cash and cash equivalents	1,334	(94,939)
Cash and cash equivalents at beginning of period	–	95,415
Cash and cash equivalents at end of period	$1,334	$476

Supplemental disclosure of cash flow information:
Cash paid for interest	$75,911	$70,140
Cash paid (received) for income taxes, net	$(3,286)	$7,254
Cash paid in loss on extinguishment of debt	$–	$1,138

IASIS HEALTHCARE LLC Segment Information (Unaudited) (in thousands)

	For the Quarter Ended June 30, 2008
	Acute Care	Health Choice	Eliminations	Consolidated
Acute care revenue	$390,538	$–	$–	$390,538
Premium revenue	–	142,022	–	142,022
Revenue between segments	2,591	–	(2,591)	–
Net revenue	393,129	142,022	(2,591)	532,560

Salaries and benefits	155,221	4,468	–	159,689
Supplies	59,847	60	–	59,907
Medical claims	–	121,781	(2,591)	119,190
Other operating expenses	70,490	4,634	–	75,124
Provision for bad debts	40,032	–	–	40,032
Rentals and leases	8,964	313	–	9,277
Adjusted EBITDA (1)	58,575	10,766	–	69,341

Interest expense, net	17,616	–	–	17,616
Depreciation and amortization	23,780	924	–	24,704
Management fees	994	–	–	994

Earnings from continuing operations before loss on disposal of assets, minority interests and income taxes	16,185	9,842	–	26,027
Loss on disposal of assets, net	(39)	–	–	(39)
Minority interests	(1,239)	–	–	(1,239)
Earnings from continuing operations before income taxes	$14,907	$9,842	$–	$24,749
	For the Quarter Ended June 30, 2007
	Acute Care	Health Choice	Eliminations	Consolidated
Acute care revenue	$337,347	$–	$–	$337,347
Premium revenue	–	113,371	–	113,371
Revenue between segments	1,826	–	(1,826)	–
Net revenue	339,173	113,371	(1,826)	450,718

Salaries and benefits	136,730	3,853	–	140,583
Supplies	50,636	59	–	50,695
Medical claims	–	96,942	(1,826)	95,116
Other operating expenses	67,398	3,887	–	71,285
Provision for bad debts	32,267	–	–	32,267
Rentals and leases	7,139	340	–	7,479
Business interruption insurance recoveries	(1,525)	–	–	(1,525)
Adjusted EBITDA (1)	46,528	8,290	–	54,818

Interest expense, net	17,203	–	–	17,203
Depreciation and amortization	18,307	889	–	19,196
Loss on extinguishment of debt	6,229	–	–	6,229
Management fees	721	–	–	721

Earnings from continuing operations before gain on disposal of assets, minority interests and income taxes	4,068	7,401	–	11,469
Gain on disposal of assets, net	70	–	–	70
Minority interests	(1,308)	–	–	(1,308)
Earnings from continuing operations before income taxes	$2,830	$7,401	$–	$10,231

(1) Adjusted EBITDA represents net earnings from continuing operations before interest expense, income tax expense, depreciation and amortization, loss on extinguishment of debt, gain (loss) on disposal of assets, minority interests and management fees.  Management fees represent monitoring and advisory fees paid to TPG, the Company’s majority financial sponsor, and certain other members of IASIS Investment LLC.  Management routinely calculates and communicates adjusted EBITDA and believes that it is useful to investors because it is commonly used as an analytical indicator within the healthcare industry to evaluate hospital performance, allocate resources and measure leverage capacity and debt service ability.  In addition, the Company uses adjusted EBITDA as a measure of performance for its business segments and for incentive compensation purposes.  Adjusted EBITDA should not be considered as a measure of financial performance under generally accepted accounting principles (“GAAP”), and the items excluded from adjusted EBITDA are significant components in understanding and assessing financial performance.  Adjusted EBITDA should not be considered in isolation or as an alternative to net earnings, cash flows generated by operating, investing, or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity.  Adjusted EBITDA, as presented, differs from what is defined under the Company’s senior secured credit facilities and may not be comparable to similarly titled measures of other companies.

IASIS HEALTHCARE LLC Segment Information (Unaudited) (in thousands)

	For the Nine Months Ended June 30, 2008
	Acute Care	Health Choice	Eliminations	Consolidated
Acute care revenue	$1,149,295	$–	$–	$1,149,295
Premium revenue	–	400,822	–	400,822
Revenue between segments	7,270	–	(7,270)	–
Net revenue	1,156,565	400,822	(7,270)	1,550,117

Salaries and benefits	462,479	12,844	–	475,323
Supplies	176,943	181	–	177,124
Medical claims	–	340,922	(7,270)	333,652
Other operating expenses	195,672	13,445	–	209,117
Provision for bad debts	120,839	–	–	120,839
Rentals and leases	26,311	887	–	27,198
Adjusted EBITDA (1)	174,321	32,543	–	206,864

Interest expense, net	58,460	–	–	58,460
Depreciation and amortization	68,425	2,718	–	71,143
Management fees	2,606	–	–	2,606
Earnings from continuing operations before gain on disposal of assets, minority interests and income taxes	44,830	29,825	–	74,655
Gain on disposal of assets, net	20	–	–	20
Minority interests	(3,108)	–	–	(3,108)
Earnings from continuing operations before income taxes	$41,742	$29,825	$–	$71,567
Segment assets	$2,068,423	$178,914		$2,247,337
Capital expenditures – continuing operations	$87,425	$280		$87,705
Goodwill	$773,688	$5,757		$779,445
	For the Nine Months Ended June 30, 2007
	Acute Care	Health Choice	Eliminations	Consolidated
Acute care revenue	$963,872	$–	$–	$963,872
Premium revenue	–	329,949	–	329,949
Revenue between segments	5,431	–	(5,431)	–
Net revenue	969,303	329,949	(5,431)	1,293,821

Salaries and benefits	378,051	10,888	–	388,939
Supplies	142,880	227	–	143,107
Medical claims	–	282,946	(5,431)	277,515
Other operating expenses	186,929	11,484	–	198,413
Provision for bad debts	94,843	–	–	94,843
Rentals and leases	22,093	866	–	22,959
Business interruption insurance recoveries	(3,443)	–	–	(3,443)
Adjusted EBITDA (1)	147,950	23,538	–	171,488

Interest expense, net	50,153	–	–	50,153
Depreciation and amortization	50,499	2,664	–	53,163
Loss on extinguishment of debt	6,229	–	–	6,229
Management fees	2,024	–	–	2,024
Earnings from continuing operations before loss on disposal of assets, minority interests and income taxes	39,045	20,874	–	59,919
Loss on disposal of assets, net	(1,237)	–	–	(1,237)
Minority interests	(4,162)	–	–	(4,162)

Earnings from continuing operations before income taxes	$33,646	$20,874	$–	$54,520
Segment assets	$1,993,320	$147,210		$2,140,530
Capital expenditures – continuing operations	$149,563	$331		$149,894
Goodwill	$750,722	$5,757		$756,479

(1)   Adjusted EBITDA represents net earnings from continuing operations before interest expense, income tax expense, depreciation and amortization, loss on extinguishment of debt, gain (loss) on disposal of assets, minority interests and management fees.  Management fees represent monitoring and advisory fees paid to TPG, the Company’s majority financial sponsor, and certain other members of IASIS Investment LLC.  Management routinely calculates and communicates adjusted EBITDA and believes that it is useful to investors because it is commonly used as an analytical indicator within the healthcare industry to evaluate hospital performance, allocate resources and measure leverage capacity and debt service ability.  In addition, the Company uses adjusted EBITDA as a measure of performance for its business segments and for incentive compensation purposes.  Adjusted EBITDA should not be considered as a measure of financial performance under GAAP, and the items excluded from adjusted EBITDA are significant components in understanding and assessing financial performance.  Adjusted EBITDA should not be considered in isolation or as an alternative to net earnings, cash flows generated by operating, investing, or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity.  Adjusted EBITDA, as presented, differs from what is defined under the Company’s senior secured credit facilities and may not be comparable to similarly titled measures of other companies.

IASIS HEALTHCARE LLC Consolidated Financial and Operating Data (Unaudited)

	Quarter Ended June 30,		Nine Months Ended June 30,
	2008	2007	2008	2007
Consolidated Hospital Facilities (1)
Number of hospital facilities at end of period	15	14	15	14
Beds in service at end of period	2,644	2,391	2,644	2,391
Average length of stay (days)	4.69	4.66	4.70	4.66
Occupancy rates (average beds in service)	48.8%	50.2%	50.1%	51.5%
Admissions	25,004	23,125	76,883	67,557
Percentage change	8.1%		13.8%
Adjusted admissions	41,371	37,974	124,667	110,158
Percentage change	8.9%		13.2%
Patient days	117,304	107,683	361,372	314,747
Adjusted patient days	186,242	169,313	562,959	491,641
Outpatient revenue as a % of gross patient revenue	37.8%	36.7%	36.2%	36.1%

Same-Facility (2)
Number of hospital facilities at end of period	14	14	13	13
Beds in service at end of period	2,466	2,391	2,238	2,154
Average length of stay (days)	4.75	4.66	4.69	4.64
Occupancy rates (average beds in service)	49.2%	50.1%	50.1%	51.9%
Admissions	23,223	23,125	65,114	63,729
Percentage change	0.4%		2.2%
Adjusted admissions	38,903	37,974	107,792	104,779
Percentage change	2.4%		2.9%
Patient days	110,309	107,683	305,445	295,816
Adjusted patient days	176,528	169,313	482,262	465,039
Outpatient revenue as a % of gross patient revenue	38.7%	36.7%	37.2%	36.4%

(1) Represents continuing operations, which excludes Mesa General.

(2) Includes hospital facilities owned and operated for each period presented in its entirety.  Includes the effect of the Alliance Hospital acquisition completed on May 31, 2007.  Upon acquisition, Alliance Hospital was immediately merged into Odessa Regional Hospital to form Odessa Regional Medical Center.

IASIS HEALTHCARE LLC Supplemental Consolidated Statements of Operations Information (Unaudited) (in thousands)

	Quarter Ended June 30,		Nine Months Ended June 30,
	2008	2007	2008	2007
Consolidated Results
Net earnings from continuing operations	$14,770	$6,823	$42,836	$33,621
Add:
Interest expense, net	17,616	17,203	58,460	50,153
Income tax expense	9,979	3,408	28,731	20,899
Depreciation and amortization	24,704	19,196	71,143	53,163
Loss on extinguishment of debt	–	6,229	–	6,229
Loss (gain) on disposal of assets, net	39	(70)	(20)	1,237
Minority interests	1,239	1,308	3,108	4,162
Management fees	994	721	2,606	2,024
Adjusted EBITDA (1)	$69,341	$54,818	$206,864	$171,488

(1) Adjusted EBITDA represents net earnings from continuing operations before interest expense, income tax expense, depreciation and amortization, loss on extinguishment of debt, loss (gain) on disposal of assets, minority interests and management fees.  Management fees represent monitoring and advisory fees paid to TPG, the Company’s majority financial sponsor, and certain other members of IASIS Investment LLC.  Management routinely calculates and communicates adjusted EBITDA and believes that it is useful to investors because it is commonly used as an analytical indicator within the healthcare industry to evaluate hospital performance, allocate resources and measure leverage capacity and debt service ability.  In addition, the Company uses adjusted EBITDA as a measure of performance for its business segments and for incentive compensation purposes.  Adjusted EBITDA should not be considered as a measure of financial performance under GAAP, and the items excluded from adjusted EBITDA are significant components in understanding and assessing financial performance.  Adjusted EBITDA should not be considered in isolation or as an alternative to net earnings, cash flows generated by operating, investing, or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity.  Adjusted EBITDA, as presented, differs from what is defined under the Company’s senior secured credit facilities and may not be comparable to similarly titled measures of other companies.

CONTACT:
IASIS Healthcare LLC
Investor contact:
W. Carl Whitmer, 615-844-2747
Chief Financial Officer
or
News media contact:
Tomi Galin, 615-467-1255
Vice-President, Marketing & Communications